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                                       BY LAWS

                                          OF

                                MEDIA ARTS GROUP, INC.

                        (hereinafter called the "Corporation")

                                      ARTICLE I

                                       OFFICES

    SECTION 1.     REGISTERED OFFICE.    The registered office of the
Corporation shall be in the City of Dover, County of Kent, State of Delaware.

    SECTION 2.     OTHER OFFICES.   The Corporation may also have offices at
such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine.


                                      ARTICLE II
                               MEETINGS OF STOCKHOLDERS

    SECTION 1.     PLACE OF MEETINGS.    Meetings of the stockholders for the
election of Directors or for any other purpose shall be held at such time and place, either within or outside the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.



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    SECTION 2.     ANNUAL MEETINGS.    The Annual Meetings of Stockholders
shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

    SECTION 3. NOTICE OF MEETING. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

    SECTION 4.     SPECIAL MEETINGS.    Unless otherwise prescribed by law or
by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the Vice Chairman, if there be one, or (iii) the President, ( iv) any Vice President, if there be one, (v) the Secretary or (vi) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such a meeting.


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    SECTION 5.     BUSINESS MATTER OF A SPECIAL MEETING.    Business transacted
at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    SECTION 6.     ORGANIZATION AND CONDUCT OF BUSINESS.    The Chairman of the
Board or, in his or her absence, the Vice Chairman or the President of the Corporation, or in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman
of the meeting.   In the absence of the Secretary of the Corporation, the
Secretary of the meeting shall be such person as the Chairman or Vice Chairman appoints. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

    SECTION 7. QUORUM AND ADJOURNMENTS. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the place, date and time of adjourned meeting shall be given in conformity herewith, to each stockholder entitled to vote at the meeting.


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    SECTION 8.1    MAJORITY VOTING.   Unless otherwise required by law, the
Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.

    SECTION 8.2.   VOTING RIGHTS.     Each stockholder represented at a meeting
of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy. The Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

    SECTION 9.     CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.   Unless
otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

    SECTION 10.    LIST OF STOCKHOLDERS ENTITLED TO VOTE.    The officer of the
Corporation who has charge of the stock ledger of the Corporation or the Corporation's transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days


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prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present in person thereat.

    SECTION 11.    STOCK LEDGER.    The stock ledger of the Corporation shall
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

    SECTION 12.    PROXIES.    Every person entitled to vote for directors or
on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy.

    SECTION 13.    INSPECTORS OF ELECTION.    Before any meeting of
stockholders the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, or at the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or


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proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.


                                     ARTICLE III
                                      DIRECTORS

    SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

    SECTION 2.     RESIGNATIONS AND VACANCIES.    A vacancy or vacancies on the
Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors is increased. Vacancies may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal. The stockholders may elect a director or directors at any time to fill
any vacancy or vacancies not filled by the directors.   If the Board accepts the
resignation of a director tendered to take effect at a future time, the
Board shall have power to elect a successor to take office when the resignation
is to become effective.   If there are no directors in office, then an election
of directors may be held in the manner provided by statute. Any director may resign at any time upon notice to the Corporation.


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    SECTION 3.     DUTIES AND POWERS.    The business of the Corporation shall
be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:
    (a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these By-Laws; fix their compensation and require from them security for faithful service;
    (b) Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;
    (c) Change the principal executive office or the principle business office in the State of California or any other state from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country and conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any stockholders meeting, or meetings, including annual meetings;
    (d) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;
    (e) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, tangible or intangible property actually received;
    (f) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities;
    (g)  Declare dividends from time to time in accordance with law;
    (h) Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and


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    (i)  Adopt from time to time regulations not inconsistent with these
By-Laws for the management of the Corporation's business and affairs.

    SECTION 4.1.   PLACE OF MEETINGS.    The Board of Directors of the
Corporation may hold meetings, both regular and special, either within or outside of the State of Delaware.

    SECTION 4.2. ANNUAL MEETINGS OF BOARD OF DIRECTORS. The Annual Meetings of the Board of Directors shall be held immediately following the Annual Meeting of Stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The Annual Meetings of the Board of Directors shall be for the purpose of organization, and the election of officers and the transaction of other business.

    SECTION 4.3.   REGULAR MEETINGS.   Regular meetings of the Board of
Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.

    SECTION 4.4.   SPECIAL MEETINGS.   Special meetings of the board of
Directors may be called by the Chairman, if there be one, the Vice Chairman, if there be one, the President or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail or not less than forty-eight (48) hours before the date of the meeting, by telephone, fax or telegram on twenty four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

    SECTION 5.     QUORUM AND ADJOURNMENTS.    Except as may be otherwise
specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If the quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall


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be present.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

    SECTION 6.      ACTION WITHOUT MEETING.    Unless otherwise provided by the
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

    SECTION 7. MEETING BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.


    SECTION 8.     FEES AND COMPENSATION OF DIRECTORS.    Unless otherwise
restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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    SECTION 9.     INTERESTED DIRECTORS.    No contract or transaction between
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose if (i) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

    SECTION 10.1       SELECTION OF COMMITTEES.   The Board of Directors may,
by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.


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    SECTION 10.2.      POWER OF COMMITTEES .     Any committee, to the extent
allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation.

    SECTION 10.3       COMMITTEE MINUTES.   Each committee shall  keep regular
minutes of its meetings and report the same to the Board when required.


                                      ARTICLE IV
                                       OFFICERS

    SECTION 1.     GENERAL.    The officers of the Corporation shall be chosen
by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), a Vice Chairman of the Board and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

    SECTION 2.1 ELECTION OF OFFICERS. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.


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    SECTION 2.2    REMOVAL AND RESIGNATION OF OFFICERS.    Subject to the
rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board, at any regular or special meeting of the Board by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

    SECTION 2.3    VACANCIES IN OFFICES.    A vacancy in any office because of
death, designation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular election to that office.

    SECTION 2.4 COMPENSATION. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

    SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.


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    SECTION 4.     CHAIRMAN OF THE BOARD OF DIRECTORS.  The Chairman of the
Board of Directors shall perform such duties and may exercise such other powers as from time to time may be assigned to him or her by the Board of Directors. The Chairman shall preside at all meetings of the Board and the Stockholders.

    SECTION 5.     VICE CHAIRMAN OF THE BOARD OF DIRECTORS.    The Vice
Chairman of the Board of Directors shall perform such duties and may exercise such other powers as from time to time may be assigned to him or her by the Board of Directors. In the absence of the Chairman or in the event of his or her disability or refusal to act, the Vice Chairman shall (i) perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman and (ii) preside at all meetings of the Board and the Stockholders.

    SECTION 6.     PRESIDENT.    The President shall be the Chief Executive
Officer of the Corporation. In addition, to such duties and powers as may be assigned to him or her from time to time by the Board, the President shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation and shall see that all orders and
resolutions of the Board of Directors are carried into effect.   The President
shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

    SECTION 7.     VICE PRESIDENTS.    At the request of the President or in
his or her absence or in the event of his or her inability or refusal to act the Vice President or the Vice Presidents if there are more than one (in the order designated by the Board of Directors or in the absence of any designation, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors and the President from time to time may prescribe. If there is no Chairman or Vice Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate


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the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    SECTION 8.     SECRETARY.    The Secretary shall attend all meetings of the
Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary is unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed as the case may be.

    SECTION 9. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so


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requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

    SECTION 10.    ASSISTANT SECRETARIES.    Except as may be otherwise
provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, and Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

    SECTION 11.    ASSISTANT TREASURERS.    Assistant Treasurers, if there be
any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.


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    SECTION 12.         OTHER OFFICERS.    Such other officers as the Board of
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                      ARTICLE V
                                        STOCK

    SECTION 1.     FORM OF CERTIFICATE.   Every holder of stock in the
Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

    SECTION 2.     SIGNATURES.    Where a certificate is countersigned by (i) a
transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the case where any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    SECTION 3.     LOST CERTIFICATES.    The Board of Directors may direct a
new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as to it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 4.     TRANSFERS.    Stock of the Corporation shall be transferable
in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be canceled before a new certificate shall be issued.

    SECTION 5.     RECORD DATE.    In order that the Corporation may determine
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may in its discretion fix a new record date for the adjourned meeting and if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

    SECTION 6.      REGISTERED STOCKHOLDERS.    The Corporation shall be
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                      ARTICLE VI
                                       NOTICES

    SECTION 1.     NOTICE.    Whenever written notice is required by law, the
Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholders, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, fax or cable.

    SECTION 2.     WAIVERS OF NOTICE.    Whenever any notice is required by
law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                     ARTICLE VII
                                  GENERAL PROVISIONS

    SECTION 1.1    DIVIDENDS.     Dividends upon the capital stock of the
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

    SECTION 1.2    DIVIDEND RESERVE.   Before payment of any dividend, there
may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

    SECTION 2.     DISBURSEMENTS.    All checks or demands for money and notes
of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    SECTION 3.     FISCAL YEAR.    The fiscal year of the Corporation shall be
fixed by resolution of the Board of Directors.

    SECTION 4.     CORPORATE SEAL.    The corporation seal shall have inscribed
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    SECTION 5. EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                                     ARTICLE VIII
                                   INDEMNIFICATION

    SECTION 1.     POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER
THAN THOSE BY or IN THE RIGHT OF THE CORPORATION.    Subject to Section 3 of
this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative other than an action by or in the right of the Corporation by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, and reasonable cause to believe that his or her conduct was unlawful.

    SECTION 2.     POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN
THE RIGHT OF THE CORPORATION.    Subject to Section 3 of this Article VIII, the
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in good manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to such which person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    SECTION 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

    SECTION 4.     GOOD FAITH DEFINED. For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advise of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other experts selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.
The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard or conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

    SECTION 5.     INDEMNIFICATION BY A COURT.    Notwithstanding any contrary
determination in the specific case under Section 3 of this Article VIII, and withstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the application standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under
Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

    SECTION 6.     EXPENSES PAYABLE IN ADVANCE.    Expenses incurred by a
director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition to such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

    SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction of otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

    SECTION 8.     INSURANCE.    The Corporation  shall purchase and maintain
insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

    SECTION 9.     CERTAIN DEFINITIONS.    For purposes of this Article VIII,
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the interests of the Corporation" as referred to in this Article VIII.

    SECTION 10.    SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

    SECTION 11.    LIMITATION OF INDEMNIFICATION.    Notwithstanding anything
contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

    SECTION 12.    INDEMNIFICATION OF EMPLOYEES AND AGENTS.    The Corporation
may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.


                                      ARTICLE IX
                                      AMENDMENTS

    SECTION 1.     AMENDMENTS.     These By-Laws may be altered, amended or
repealed, in whole or on part, or new By-Laws may be adopted by the stockholders or by the Board of Directors. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

    SECTION 2.     ENTIRE BOARD OF DIRECTORS.    As used in this Article IX and
in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.